UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2011 (September 27, 2011)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311

(Address of principal executive offices and zip code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 27, 2011, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into an Eighth Amendment to Credit and Security Agreements (the “Eighth Amendment”) with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.  The Eighth Amendment increases the borrowing capacity available under the Company’s revolving line of credit to an aggregate of $15,000,000 and extends the maturity date of the line of credit through September 30, 2014. The Eighth Amendment also, among other things, makes certain changes to the calculation and payment of interest under the Credit and Security Agreements and the financial covenant requiring a specified ratio of minimum cash balances to unreimbursed line of credit advances.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, which is filed herewith as Exhibit 10 and incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10              Eighth Amendment to Credit and Security Agreements, dated as of September 27, 2011, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 3, 2011	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Eighth Amendment to Credit and Security Agreements, dated as of September 27, 2011, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.